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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of May 17, 2001 by and among CORNERSTONE BANCORP, INC., a Connecticut corporation which is a holding company organized under the provisions of Conn. Gen. Stat. Sec. 36a-181, with a principal place of business at 550 Summer Street, Stamford, Connecticut 06901 ("Holdings"), CORNERSTONE BANK, a Connecticut state chartered Bank with its principal executive offices at 550 Summer Street, Stamford, Connecticut 06901 (the "Bank"), (Holdings and Bank may be referred to together as "Employer") and NORMAN H. READER, residing at 121 Red Fox Road, Stamford, Connecticut 06903 (the "Employee").

     WHEREAS, Employee and Bank entered into a prior employment agreement on July 1, 1998 which agreement is to be superceded by this Agreement; and

     WHEREAS, Holdings, Bank and the Employee desire to enter into an employment agreement on the terms and conditions set forth herein; and

     WHEREAS, Employee commenced employment with Holdings and Bank on March 1, 1985 prior to the execution of this Agreement, and

     WHEREAS, in consideration of the execution of this Agreement, Employee has agreed to remain employed by Holdings and Bank.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Employment. (a) The Employee is employed as Chief Lending Officer of
          -----------
          the Bank. The Employee shall also serve as a member of and the Chairman of the Board of Directors of the Bank. The Employee shall also serve as a member of and the Vice Chairman of the Board of Directors of Holdings. As an Executive Officer of Holdings and the Bank, the Employee shall render executive, policy and other management services to Holdings and the Bank of the type customarily performed by persons serving in similar capacities with banks or bank holding companies engaging in the business of banking and related services. The Employee shall also perform such duties as the Board of Directors of Holdings (the "Board") may, from time to time, reasonably direct. During the term of this agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing. During the term of this Agreement, the Employee shall not be

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          required to relocate more than 25 miles from Stamford, Connecticut, in order to perform the services hereunder. Should the Employee be required to relocate more than 25 miles from Stamford in order to maintain his position or compensation at least at its present level, then the employee's employment shall be considered as involuntarily terminated without cause for purposes of sections 8 and 9 of this Agreement unless the Employee provides Holdings with a written waiver of his rights to consider his employment as involuntarily terminated.

                    (b) Holdings or the Bank may, at their option, select which party will fulfill each of the obligations due to the Employee under this Agreement, but shall be jointly and severally liable to the Employee hereunder.

     2.   Compensation. Employer agrees to pay the Employee during the term of
          -------------
          this Agreement an initial salary at an annual rate equal to $128,650, with the salary to be adjusted annually on July 1, as follows:

               July 1, 2001                                      $116,000
               July 1, 2002                                      $103,250
               July 1, 2003                                      $ 90,500
               July 1, 2004                                      $ 77,750

          The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the salary then in effect, payable to the Employee under this Section 2. The salary under this Section 2 shall be payable to the Employee not less frequently than monthly. The Employee shall not be entitled to receive fees for serving as a director of Holdings or the Bank or for serving as a member of any committee of the Board.

     3.   Discretionary Bonuses. During the term of this Agreement, the Employee
          ----------------------
          shall be entitled to participate in such discretionary bonus arrangements as may be authorized by the Board. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as authorized by the Board.

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     4.   Participation in Retirement and Employee Benefit Plans; Fringe
          --------------------------------------------------------------
          Benefits; Automobile. The Employee shall be entitled to participate in
          ---------------------
          any plan of Holdings or the Bank relating to stock options, stock purchases, pension, thrift, profit sharing, group life insurance, supplemental life insurance, medical coverage, disability, education, or other retirement or employee benefits which Holdings or the Bank has adopted or may adopt for the benefit of its executive employees. The Employee shall also be entitled to participate in any other fringe benefits which are now or may become applicable to Holdings' or the Bank's executive employees, including the payment of reasonable business related expenses and expenses for attending annual and periodic meetings of trade associations, annual country club dues, fees, expenses and assessments, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement. The Employee shall also be entitled to the use of an automobile which shall be chosen by and provided by Holdings or the Bank and as to which the Bank shall bear all expenses of operation, including but not limited to repairs, fuel, and parking charges.

     5.   Term. The term of employment under this Agreement shall be for the
          ----
          period commencing on the date of execution of this Agreement and ending on the first to occur of (i) the Employee's death or Disability, (ii) the Employee's voluntary termination of employment,
          (iii) the termination of the Employee's employment by Holdings or the Bank (either for cause or otherwise), or (iv) June 30, 2005, all as herein provided. For the purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with Holdings or the Bank on a full-time basis for 180 consecutive business days, as a result of incapacity owing to mental or physical illness which is determined to be total and permanent by a physician selected by Employer or its insurers and acceptable to the Employee or Employee's legal representative.

     6.   Standards. (a) The Employee shall perform the Employee's duties and
          --------------
          responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the banking industry

                     (b) Performance of duties as an officer, director or

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          employee of any affiliate of Holdings or performance of acts to effect organization of such affiliate shall not be considered to violate any duty Employee may have to Holdings or the Bank.

     7.   Voluntary Absences. Vacations. The Employee shall be entitled, without
          ------------------- ---------
          loss of pay, to be absent voluntarily for reasonable periods of time from the performance of Employee's duties and responsibilities under this Agreement. All such voluntary absences shall be considered paid vacation time, unless the Board otherwise approves. The Employee shall be entitled to an annual paid vacation of at least 5 weeks per year or such longer period as the Board may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled (i) to receive any additional compensation from Holdings or the Bank on account of failure to take a paid vacation or (ii) to accumulate unused paid vacation time from one fiscal year to the next.

     8.   Termination of Employment.
          --------------------------

     (a)

          (i) The board may terminate the Employee's employment at any time. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause or after voluntary termination by the Employee except as provided in Section 9. The term "termination for cause" shall mean termination by Holdings or the Bank because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease and desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the banking industry; provided. that it shall be
                                                   ---------
                Holding's or the Bank's burden to prove the alleged acts and omissions and the prevailing nature of the standards the Bank shall have alleged are violated by such acts and/or omissions.

          (ii) The parties acknowledge and agree that damages which will result to Employee for termination by Holdings and/or the

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                Bank without cause shall be extremely difficult or impossible to establish or prove, and agree that, unless the termination is voluntary or for cause, Holdings and/or the Bank shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee as liquidated damages of an amount equal to the sum of (x) 1 times the Employee's then current annual salary under Section 2 of this Agreement, plus
                (y) 1 times the highest bonus awarded to the Employee under
                Section 3 of this Agreement at any time during the 36-month period ending with the date of termination. Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such liquidated damages shall be in lieu of all other claims which Employee may make by reason of such termination.

          (iii) In addition to the liquidated damages above described that are payable to the Employee for termination without cause, the following shall apply (the applicable period being referred to herein as the "Benefits continuation Period") (x) for 12 months following any termination without cause and (y) for 36 months following the period referred to in Section 9(a) (iii) hereof:

                (1) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing, employee stock ownership, thrift, and other deferred compensation plans of Holdings or the Bank as if the termination of Employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's then current salary (at the time of Employee's termination) under Section 2 of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law, or if such plan constitutes a "qualified plan" (a "Qualified Plan") under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent such continued participation and accrual is expressly prohibited by the terms of the Qualified Plan;

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               (2)  the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in Section 4 hereof as if the termination of employment had not occurred, provided however, that life, health, and disability coverage will terminate upon the Employee becoming eligible for comparable benefits in connection with the Employee's full-time employment by another employer and further provided, that if the Employee dies during the Benefits Continuation Period and prior to becoming eligible for comparable benefits in connection with the Employee's full-time employment by another employer, the health coverage provided to Employee's spouse and dependents shall be continued, at Holding's or the Bank's expense, throughout the period ending with the last day of the calendar month in which occurs the second anniversary of the Employee's death;

               (3) Holdings or the Bank shall, on the date of the Employee's termination of employment, establish an irrevocable trust that meets the guidelines set forth in Rev. Proc. 92-64 published by the Internal Revenue Service (as the same may be modified or supplemented from time to time) (the "Trust"), the assets of which will be held, subject to the claims of judgment creditors of Holdings or the Bank, solely to fund the benefits that the Employee is entitled to under this Section 8(a) (iii), and Holdings or the Bank shall transfer to the Trust an amount sufficient (x) to fund any benefit accrued by the Employee under any defined benefit pension plan maintained by Holdings or the Bank to the extent that such defined benefit pension plan is not fully funded on a termination basis, as determined under the rules and regulations published by the Pension Benefit Guaranty Corporation, at the time of termination of the Employee's employment; and (y) to fund fully all benefits accrued by the Employee under any defined contribution plan maintained by Holdings or the Bank to the extent that such benefits are not fully funded at the time of termination of the Employee's employment;

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               (4)  all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of Holdings or the Bank which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of Employee's acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions;

               (5) Holdings or the Bank shall, at its sole expense as incurred, provide the Employee with outplacement services, the scope and provider of which shall be selected by either Holdings or the Bank in its sole, reasonable discretion; and

               (6) the Employee may, at the expense of Holdings or the Bank, hire an accounting firm, law firm and/or financial planning firm, selected by the Employee, to provide the Employee with advice with respect to the Employee's benefits under this Agreement.

     (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of Holdings' affairs or the Bank's affairs by a notice served under section 8 (e) or 8 (g) of the Federal Deposit Insurance Act, or any successor statutes thereto, Holdings' or the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Holdings or the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while such contractual obligations were suspended, and (ii) reinstate in whole or in part any of the obligations which were suspended.

     (c) If the Employee is removed and/or permanently prohibited from participating in the conduct of Holdings' or the Bank's affairs by an order issued under section 8 (e) or 8(g) of the Federal Deposit Insurance Act or any successor statutes thereto, all obligations of

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          Holdings or the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

     (d) Notwithstanding any other provision in this Agreement, Holdings or the Bank may terminate or suspend this Agreement and the employment of the Employee hereunder, as if such termination were for cause under
          Section 8(a) (i), to the extent required by the laws of the State of Connecticut related to banking, by applicable federal law relating to deposit insurance or by regulations or orders issued by the Banking Commission of the State of Connecticut or the Federal Deposit Insurance Corporation, or any successor to any of the foregoing, provided that it shall be the burden of Holdings or the Bank to prove
          --------
          that any such action was so required.

     (e) In the event the employment of the Employee is terminated by the Bank without cause under Section 8(a) hereof or the Employee's employment is terminated voluntarily or involuntarily in accordance with Section 9 hereof, and the Bank fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded
                                           -----------------------
          monthly, for the period from the date of employment termination until payment is made to the Employee. Such reimbursement and interest shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

     (f) During the one-year period following termination of employment for any reason, the Employee may not (i) solicit the employment of any person who was, at the time of such termination or during the one-year period preceding the Employee's termination, an employee of the bank, or (ii) disclose or use in any manner confidential information of the Bank.

     9.   Change in Control.
          -----------------

          (a) If, either (x) during the term of this Agreement, there is a change in control of Holdings or the Bank, or (y) Holdings or Bank seeks

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               to terminate this Agreement following knowledge of a potential change in control, but prior to the potential change in control being terminated or consummated, as the case may be, the Employee shall be entitled to the following:

                    (i) An adjustment in the Employee's then current salary to give the Employee cumulative cost of living increases (based on increases in the Consumer Price Index - "CPI"
                         - for such period) for the period from the date of execution of this Agreement through the date of the change in control ("CPI Adjusted Salary"), and annual increases based on the CPI on each anniversary of the change in control.

                    (ii) The crediting to the Employee for years of service with
                         Holdings or the Bank, plus 5 additional years, for purposes of vesting and calculation of rights and/or benefits under any 401(k) plan, stock option, stock purchase, pension, thrift, profit sharing, group life insurance, supplemental life insurance, medical coverage, disability, education or other retirement or employee benefit plan of Holdings or the Bank or of any successor entity.

                    (iii)18 months notice of termination of employment (the "18 month period") during which period the Employee shall be entitled to receive, without offset for any reason,
                         (i) payment of the Employee's CPI Adjusted Salary plus
                         (ii) the highest bonus received by the Employee during the period commencing with the 36th month preceding the change in control and ending with the date of termination. In the event Employee has not completed 36 months of service at such time the dollar amount of the bonus attributable to this subsection shall be conclusively presumed to be no less than $50,000. The Employee shall be entitled at his option to terminate his employment with the Bank prior to the expiration of the 18 month period. If the Employee does terminate his employment prior to the expiration of the 18 month period, he shall not be entitled to salary for the portion of the 18 month period he is not employed Holdings or by the Bank, nor shall he be entitled to that portion of the bonus which corresponds

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                         to the period that the Employee is not employed by
                         Holdings or the Bank. The portion of the bonus to which the Employee is not entitled as a result of his termination of his employment shall be determined by multiplying the bonus by a fraction, the numerator of which shall be the number of days of the 18 month period during which the Employee was not employed by Holdings or the Bank and the denominator of which shall be 548. Notwithstanding the foregoing, the Employee shall under all circumstances, to include termination of employment at his request prior to the expiration of the 18 month period, be entitled to the amounts described in Section 9(a)(iv) below. Should the Employee elect to terminate his employment prior to the expiration of the 18 month period, all benefits, rights, and entitlements of the Employee which would commence at the conclusion of the 18 month period shall commence at the date of termination of employment. The 18 month period or such shorter period as may occur as a result of voluntary termination in accordance with the preceding provisions of this subsection shall be referred to elsewhere in this Agreement as "the period referred to in Section 9(a)(iii)".

                    (iv) Following the period referred to in (iii) above, at the
                         Employee's election given in writing to Holdings or the Bank at least 30 days prior to the end of such period referred to in Section 9(a)(iii), either a lump sum cash payment or 36 monthly periodic payments, upon termination, or commencing upon termination, as the case may be, in an amount equal to the sum of (x) 3 times the Employee's CPI Adjusted Salary, plus (y) 3 times the highest bonus received by the Employee during the period commencing with the 36th month preceding the change in control and ending with the date of termination.

          (b) A "change in control", for purposes of this Agreement, shall be deemed to have taken place if any of the following events (the Events) occur: (i) any person or group of persons with a unity of interest or other affiliation sufficient for them to act in concert becomes the beneficial owner of 25 percent or more of the total

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               number of voting shares of Holdings or the Bank; (ii) any person
               (other than the persons named as proxies solicited on behalf of the Board) holds revocable or irrevocable proxies, as to the election or removal of directors of Holdings or the Bank, for 25 percent or more of the total number of voting shares of Holdings or the Bank; (iii) any person has entered into an agreement or received an option for the acquisition of, beneficial ownership of 25 percent or more of the total number of voting shares of the Bank, whether or not the requisite approval for such acquisition has been received under applicable laws or the respective regulations issued there-under; or(iv) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of Holdings or the Bank before such transaction shall cease to constitute at least two-thirds of the Board of Directors of Holdings or the Bank or any successor corporation. For purposes of this Section 9(b), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company, or similar organization or group acting in concert. For purposes of this Section 9, a person shall be deemed to be a beneficial owner as that term is used in Rule l3d-3 under the Securities Exchange Act of 1934. The parties recognize that Holdings is a holding company organized by the Bank pursuant to Conn. Gen. Stat. Sec. 36a-181. Notwithstanding all of the foregoing, a "change in control" shall not include the acquisition of Holdings' and/or the Bank's voting stock by any other holding company organized by Holdings and/or the Bank pursuant to Conn. Gen. Stat. Sec. 36a-181 (Holding Company), unless one or more of the Events described in the preceding portion of this paragraph occurs prior to the organization of another Holding Company or as part of a plan which involves the organization of another Holding Company. Furthermore, should the Bank organize another Holding Company, and should one of the Events described in the preceding portion of this paragraph occur with respect to the other Holding Company (instead of the Bank), then a change in control shall be deemed to have taken place.

          (c) A "potential change in control", for the purposes of this Agreement, shall be deemed to have taken place, if: (i) any person commences a tender which, if consummated, would result in

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               such person being the beneficial owner of at least 25% of the voting shares of Holdings or the Bank; (ii) Holdings or the Bank enters into an agreement the consummation of which will constitute a change in control; (iii) proxies are solicited by anyone other than the Board, or (iv) any other event occurs which is deemed by the Board to be a potential change in control. Notwithstanding the foregoing, a "potential change in control" shall not include events which are part of the acquisition of the Bank's voting stock by a Holding Company organized by the Bank pursuant to Conn. Gen. Stat. Section 36a-181, unless the Board deems these events to be a potential change in control.

          (d) A potential change in control, for purposes of this Agreement, shall be deemed to have terminated, if the Board determines in good faith that a change in control is not likely to occur from such potential change in control.

          (e) In the event that any payment or benefit received by the Employee under this Section 9 shall constitute an "excess parachute payment" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Bank shall pay the Employee such amount or amounts (collectively, the "indemnification amount") as are equal to the amount of any income, excise or other tax or taxes assessed against the Employee as a result of the Employee's receipt of the "excess parachute payment", whether assessed under Section 4999 of the Code or under any other federal or state tax laws.

     10.  No Assignment. This Agreement is personal to each of the parties
          --------------
          hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

     11.  Other Contracts. The Employee shall not, except as provided in Section
          ----------------
          9(a)(iii), during the term of this Agreement, have any other paid employment other than with an affiliate of Holdings or the Bank, except with the prior approval of the Board.

     12.  Amendments or Additions: Action by Board. No amendments or additions
          -----------------------------------------
          to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by a two-thirds affirmative vote of the

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          full Board shall be required in order for the Board to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this Agreement, including any termination of employment with or without cause under Section 8(a) hereof.

     13.  Section Headings. The section headings used in this Agreement are
          ----------------
          included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     14.  Severability. The provisions of this Agreement shall be deemed
          -------------
          severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     15.  Governing Law. This Agreement shall be governed by the laws of the
          -------------
          State of Connecticut to the extent applicable, and otherwise by the laws of the United States.

     16.  Merger. All prior understandings, agreements, representations and
          ------
          warranties, oral and written, between Employer and Employee are merged in this Agreement.

                                                  CORNERSTONE BANCORP, INC.


                                                  By:/s/ James P. Jakubek
                                                     /s/ Norman H. Reader
                                                     ---------------------------
                                                  Name and Title:


                                                  CORNERSTONE BANK


                                                  By:/s/ James P. Jakubek
                                                     ---------------------------
                                                  Name and Title:


                                                  /s/ Norman H. Reader
                                                  ------------------------------
                                                  Norman H. Reader

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